Exhibit No. 32.1
Mansfield-Martin Exploration Mining, Inc.
File No.  000-54770
Form 10-K
For the year ended December 31, 2017

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Mansfield-Martin Exploration Mining, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John T. Bauska, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 22, 2019	By:	/s/ John T. Bauska
John T. Bauska
Chief Executive Officer
and Financial Officer

A signed original of this written statement required by Section 906 has been provided to Mansfield-Martin Exploration Mining, Inc. and will be retained by Mansfield-Martin Exploration Mining, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.